EXHIBIT 10.5

                        ALLIANCE CAPITAL MANAGEMENT L.P.

                  Discretionary Investment Advisory Agreement

                                      with

                      Commercial Guaranty Assurance, Ltd.
                      -----------------------------------
                                (Name of Client)

                            Dated December 18, 1996
                                (Effective Date)


     Alliance Capital management L.P. (the "Adviser") and the undersigned (the "Client") hereby agree as of the above date that the Adviser shall act as discretionary investment manager with respect to assets of the Client described below (the "Investment Account") on the following terms and conditions:

     1. The Investment Account

     The Investment Account shall initially consist of cash, cash equivalents, stocks, bonds, and other securities or assets the Client places in the Investment Account or which shall become part of the Investment Account as a result of transactions.

     The Client may make additions to and withdrawals from the Investment Account provided the Adviser receives at least five (5) business days' prior written notice of withdrawals. All cash, securities and other assets in the Investment Account shall be held by such other party as the client shall designate as trustee or custodian (the "Custodian"). The Adviser shall not be responsible for any custodian arrangements involving any assets of the Investment Account or for the payment of any custodial charges and fees, nor shall the Adviser have possession or custody of any such assets. All payments, distributions and other transactions in cash, securities or other assets in respect of the Investment Account shall be made directly to or from the Custodian, and the Adviser shall have no responsibility or liability with respect to transmittal or safekeeping of such cash, securities or other assets of the Investment Account, or the acts or omissions of the Custodian or others with respect thereto unless such acts or omissions of the Custodian are a direct result of the Adviser's negligence, wilful misconduct, fraud, dishonesty or malfeasance. The Client shall direct the Custodian to furnish to the Adviser from time to time such reports concerning assets, receipts and disbursements with respect to the Investment Account as the Adviser shall reasonably request.

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     2. Services of Adviser

     By execution of this Agreement, the Adviser accepts appointment as discretionary investment manager for the Investment Account with full discretion and agrees to supervise and direct the investments of the Investment Account in accordance with the written investment objectives, policies and restrictions of the Client previously furnished to the Adviser and attached as Schedule A to this agreement as the same may be amended by the Client from time to time. In the performance of its services, the Adviser will not be liable for any error in judgment or any acts or omissions to act except those resulting from the Adviser's negligence, wilful misconduct or malfeasance. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the Federal Securities Laws or any State Securities Laws.

     The Adviser will render to the Client at least monthly a written report and inventory of the investments in the Investment Account. It is agreed that the Adviser, in the maintenance of its records, does not assume responsibility for the accuracy of information furnished by the Client or any other person not being an agent or subcontracter of the Adviser.

     3. Funding Policy

     The Client shall from time to time inform the Adviser in writing of the funding policy applicable with respect to the Client and of its cash disbursement requirements. The Adviser shall make its investment decisions for the Investment Account in accordance with such funding policy and requirements.

     4. Investment Objectives, Policies and Restrictions

     It will be the Client's responsibility to notify the Adviser in writing of the investment objectives and policies of the Investment Account, and of any modifications therein, as well as any specific investment restrictions applicable thereto and to give the Adviser prompt written notice if the Client deems any investments made for the Investment Account to be inconsistent with such objectives, policies or restrictions. The Client is also required to notify the Adviser in writing of specific restrictions governing the Investment Account under the current or future laws of any jurisdiction or by virtue of the terms of any other contract or instrument known by the Client to be binding on the Client.

     5. Delivery of Client Documentation

     No later than the date of this Agreement, the Client will provide the Adviser with copies of all documents relevant to the Adviser's management of the Investment Account which relate to the Adviser's management of the Investment Account, including the written statement of the Client's investment objectives, policies and restrictions referred to above. The Client further agrees to promptly deliver to the Adviser true and complete copies of all amendments or supplements to such documents. The Adviser will be indemnified and held harmless against any and all losses,

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costs, claims and liabilities which it may suffer or incur arising solely out of the failure by the Client to provide to the Adviser the documents required to be furnished in accordance with the above provisions.

     6. Discretionary Authority

     It is understood that, to the extent permitted by the written statement of investment objectives, policies and restrictions referred to in Schedule A, the Adviser, whenever it deems appropriate and without prior consultation with the Client, may (i) buy, sell, exchange, convert, liquidate or otherwise trade in any stock, bonds and other securities (including money market instruments) and
(ii), subject to the provisions of paragraph 7 hereof, place orders for the execution of such transactions with or through such brokers, dealers or issuers as the Adviser in its absolute discretion may select.

     It is understood that, to the extent permitted by the written statement of investment objectives, policies and restrictions referred to in Schedule A, the Adviser may also effect transactions for the Investment Account in options and financial futures, stock market index futures and other commodity contracts. In such event, the Client will execute any additional documentation which the Adviser deems necessary to enable it to engage in such transactions on behalf of the Investment Account.

     7. Allocation of Brokerage

     When placing orders for the execution of transactions for the Investment Account, the Adviser may, unless the Client otherwise directs, allocate such transactions to such broker-dealers, for execution on such markets, at such prices and at such commission rates, as in the good faith judgment of the Adviser will be in the best interests of the Client. In the selection of such broker-dealers, the Adviser will take into consideration not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such broker-dealers which are expected to enhance the general portfolio management capabilities of the Adviser, and the value of an ongoing relationship of the Adviser with such broker-dealers) without having to demonstrate that such factors are of a direct benefit to the Investment Account. As a result, the commissions charged to the Investment Account with respect to a particular transaction may be somewhat higher than those another broker-dealer might charge for the same transaction. The Adviser will exercise good faith in negotiating the commissions paid by the Investment Account and will seek to obtain the best price and execution for each transaction for the Investment Account, taking into consideration the value of any brokerage and research services provided by the broker-dealer effecting the transaction. As set forth in Part II of the Adviser's Form ADV Registration Statement on file with the Securities and Exchange Commission ("Form ADV"), the Adviser will not implement other arrangements governing the use or selection of affiliated broker-dealers or their correspondents to effect transactions for the Investment Account without first obtaining express written consent or direction from the Client, which consent or direction will constitute a modification to this Agreement.



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     8. Aggregation of Transactions

     The Client authorizes the Adviser in its discretion to aggregate purchases and sales of securities for the Investment Account with purchases and sales of securities of the same issuer for other clients of the Adviser occurring on the same day. When transactions are so aggregated, the actual prices applicable to the aggregated transactions will be averaged, and the Investment Account and the accounts of other participating clients of the Adviser will be deemed to have purchased or sold their proportionate share of the securities involved at the average price so obtained.

     9. Transaction Procedures

     All transactions will be settled by payment to, or delivery by, the Custodian of all cash, securities or other assets due to or from the Investment Account. The Adviser may issue such instructions to the Custodian as may be appropriate in connection with the settlement of transactions initiated by the Adviser. Instructions of the Adviser to the Custodian shall be transmitted in writing or, at the option of the Adviser, orally and confirmed in writing as soon as practical thereafter. The Adviser will take reasonable measures to ensure that broker-dealers and issuers selected by the Adviser perform their obligations with respect to the Investment Account.

     10. Fees

     The compensation of the Adviser for its services under this Agreement shall be calculated and paid in accordance with the attached Fee Schedule B, as the same may be amended from time to time by mutual agreement between the Client and the Adviser. It is understood that, in the event that such fees are to be billed to and paid by the Custodian, the Client will provide written authorization to the Custodian to pay the fees of the Adviser directly from the Investment Account.

     11. Confidential Relationship

     All information provided by the Client or the Custodian to the Adviser shall be held as confidential by the Adviser; provided, however, as is necessary to carry out the purposes of this Agreement or as may be required by law, the Adviser shall be permitted to disclose or communicate to a proper party any information received from the Client or the Custodian or developed by the Adviser under the terms of this Agreement. All recommendations, advice and other work product of the Adviser developed under the terms of this Agreement and disclosed to the Client or the Custodian shall be held as confidential, except as required by law to be disclosed to other persons.

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     12. Services to Other Clients

     It is understood that the Adviser performs investment advisory services for various clients including investment companies. The Client agrees that the Adviser may give advice and take action with respect to any of its other clients which may differ from advice given, or the timing or nature of action taken, with respect to the Investment Account, so long as it is the Adviser's policy, to the extent practical, to allocate investment opportunities to the Investment Account over a period of time on a fair and equitable basis relative to other clients.

     Nothing in this Agreement shall limit or restrict the Adviser or any of its directors, officers, affiliates or employees from buying, selling or trading in any securities or other assets for its or their own account or accounts, and the Client acknowledges that the Adviser, its directors, officers, affiliates and employees, and other clients of the Adviser, may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired, held or disposed of for the Investment Account.

     The Adviser will not have any obligation to initiate the purchase or sale, or to recommend for purchase or sale, for the Investment Account any security or other asset which the Adviser, its directors, officers, affiliates or employees may purchase, hold or sell for its or their own accounts or for the accounts of any clients of the Adviser.

     13. Information Required by Adviser

     The Client agrees to provide or instruct the Custodian to provide to the Adviser such information as the Adviser may reasonably request as being necessary or appropriate to the performance of the Adviser's responsibilities to the Client under this Agreement.

     14. Non-Public Information

     The Adviser will have no obligation to purchase or sell for the Investment Account the securities of any issuer on the basis of any material non-public information as may come into its possession.

     15. Proxies

     Unless otherwise directed by the Client in writing, the Adviser will not be required to take any action or render any advice with respect to the voting of proxies solicited by or with respect to the issuers of securities in which assets of the Investment Account may be invested from time to time.

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     16. Representations by Client

     The Client represents and warrants that the employment of the Adviser is authorized by the governing documents relating to the Investment Account and that the terms of this Agreement do not violate any obligation by which the Client is a person other than a natural person, that (i) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Client in accordance with its terms and (ii) the Client will deliver to the Adviser such evidence of such authority as the Adviser may reasonably require, whether by way of a certified resolution or otherwise.

     17. Representations by Adviser

     The Adviser represents that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     18. Indemnification

     The Client and the Adviser agree to indemnify and hold each other harmless from any and all expenses, damages, costs and fees, including reasonable attorney's fees, which may be incurred by reason of the gross negligence, willful misconduct or malfeasance, (including fraud or dishonesty) on the part of the offending party.

     19. Valuation

     In computing the market value of any security held in the Investment Account which is listed on a national securities exchange, such security shall be valued at the last quoted sale price on the valuation date on the principal exchange on which the security is traded. Any other security or asset shall be valued in a manner determined in good faith by the Adviser to reflect its fair market value.

     20. Receipt of Disclosure Statement

     The Client acknowledges receipt of Part II of the Adviser's Form ADV in compliance with Rule 204-3(b) under the Investment Advisers Act of 1940, as amended ("Advisers Act") more than 48 hours prior to the date of execution of this Agreement.

     21. Notices

     Unless otherwise specified herein, all notices, instructions and advices with respect to security transactions or any other matters contemplated by this Agreement shall be in writing and shall be deemed duly given when received by the Adviser, the Client and the Custodian, as applicable, at their respective addresses below. The Adviser may rely upon any written notice from

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                                      -7-

any person which the Adviser reasonably believes to be an authorized representative of the Client. Written notice shall include notice sent by telex or facsimile copier.

     22. Specimen Signatures

     The Adviser will forward from time to time to the Client and the Custodian a list of names and specimen signatures of persons authorized to act on behalf of the Adviser. The Client will forward to the Adviser a list of names and specimen signatures of persons authorized to act on Client's behalf and shall cause the Custodian to forward a like list and specimen signatures to the Adviser.

     23. Invalid Provisions

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.

     24. Termination; Assignment; Amendment

     This Agreement may be terminated at any time by either party giving to the other at least thirty (30) days' prior written notice of such termination. Fees paid in advance of the effectiveness of the termination will be prorated to the date of termination specified in the notice of termination, and any unearned portion thereof will be refunded to the Client. No assignment, as that term is defined in the Advisers Act, shall be made by the Adviser without the written consent of the Client. No assignment shall be deemed to result from changes in the directors, officers or employees of the Adviser except as may be provided in the Advisers Act. The Adviser agrees that it will notify the Client of any change in the membership of the general partners of the Adviser within a reasonable time after such change. This Agreement may be amended or modified at any time by mutual agreement in writing.

     25. Counterparts

     This Agreement may be executed in two or more counterparts, each one of which shall be deemed to be an original.

     26. Governing Law

     To the extent Federal law does not apply, this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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     27. Entire Agreement

     This Agreement constitutes the entire agreement of the parties with respect to management of the Investment Account.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives as of the date first above written.


                                   NAME OF
                                   CLIENT: Commercial Guaranty Assurance Ltd.
                                           -----------------------------------

                                   By: /s/ A.R. MONTEMURNO
                                       ---------------------------------------
                                       A.R. Montemurno
                                       Pres. & C.E.O.
                                       ---------------------------------------
                                       (Print Name and Title)


                                   ADDRESS: Commercial Guaranty Assurance Ltd.
                                            c/o The Shidler Group
                                            9 West 57th Street
                                            Suite 4275
                                            New York, NY 10019

                                   ALLIANCE CAPITAL MANAGEMENT L.P.
                                   By: ALLIANCE CAPITAL MANAGEMENT
                                       CORPORATION, ITS GENERAL PARTNER


                                   By: /s/ MARK R. MANLEY
                                       ---------------------------------------
                                       Mark R. Manley
                                       Assistant Secretary

                                   ADDRESS: 1345 Avenue of the Americas
                                            New York, N.Y. 10105

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                      COMMERCIAL GUARANTY ASSURANCE, LTD.

                             INVESTMENT GUIDELINES


Schedule A to the Investment Management Agreement dated December 18, 1996 between ________________ and Commercial Guaranty Assurance, Ltd.

Objective

The primary objective of the portfolio is to achieve a total rate of return in excess of the stated benchmark, consistent with safety of principal and liquidity. Performance will be measured against the AA or better subset of the 3-5 year Merrill Lynch Eurodollar index.

Guidelines

1) Investment will be primarily in foreign (non-U.S) securities denominated in U.S. Dollars, as follows: Euro certificates of deposit ("C.D.'s"), Euro time deposits, Euro medium-term notes, Eurobonds, Yankee bonds, Euro commercial paper and Euro floating rate notes. Interest rates may be fixed or variable. No U.S. income source is allowed.

2) In addition, up to 100% of the market value of the portfolio may be invested in non U.S. dollar denominated foreign (non U.S.) securities, provided that the foreign exchange exposure thus created is hedged back into U.S. dollars at all times. Investments in non U.S. dollar denominated securities may include those outlined above as well as government, agency and corporate bonds issued in the domestic bond markets of OECD countries.

3) Obligations issued by foreign subsidiaries of U.S. companies, except for bakes, may be purchased as long as the obligations are not guaranteed by the U.S. parent company.

4)   Credit exposure

          Only securities rated double A (Aa3/AA-) or better by Moody's, Standard & Poor's or the equivalent rates by Duff & Phelps may be purchased. If an issue is unrated, it may be purchased, provided the issuer or guarantor has a comparable issue with a Aa3/AA- or higher rating or, in the opinion of the manager, the issue is equivalent to a Aa3/AA- or better security.

5) A maximum of 5% of the portfolio may be invested in the securities of any one corporate obligor and 10% in the securities of non-guaranteed government agencies of any one country. Non-U.S. Sovereign exposure is limited to 20% of the portfolio per issuer.

6)   Maturity

          The portfolio shall be managed with a weighted average duration of not less than two years nor more than five years.

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7)   Derivatives

     a)   Options are not allowed.

     b) Interest rate futures are allowed in order to control overall interest rate exposure, subject to the following conditions.

          i) The notional value of net short futures positions must not exceed the market value of the portfolio.

          ii) The notional value of net long positions must not exceed the amount of available cash in the portfolio. No leverage of the portfolio is allowed.

          iii) Contracts may only be with offshore exchanges such as LIFFE.

          iv) Taking physical ownership of securities underlying the futures contract is prohibited.

8) No equity exposure, convertible bonds, or equity linked securities are allowed.

9)   No commodity exposure, or commodity linked securities, are allowed.

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                        ALLIANCE CAPITAL MANAGEMENT L.P.


                                  Fee Schedule

          The fee for separately managed accounts is billed quarterly based upon the value of the assets on the last day of the calendar quarter. On an annualized basis our fee is as follows:


                    .50%       -    first $10 million
                    .35%       -    next  $20 million
                    .30%       -    next  $20 million
                    .25%       -    on balance